Exhibit 32

I, Timothy S. Durham, the Chairman and Chief Executive Officer of Obsidian Enterprises, Inc., certify that (i) the Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Obsidian Enterprises, Inc. as of the dates and for the periods set forth therein.

/s/ Timothy S. Durham Timothy S. Durham Chairman and Chief Executive Officer September 19, 2005

I, Rick D. Snow, the Executive Vice President and Chief Financial Officer of Obsidian Enterprises, Inc., certify that (i) the Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Obsidian Enterprises, Inc. as of the dates and for the periods set forth therein.

/s/ Rick D. Snow Rick D. Snow Executive Vice President/Chief Financial Officer September 19, 2005